Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-1 (No. 333-267206), Form S-3 (No. 333-259850 and No. 333-261520) and Form S-8 (No. 333-219972 and No. 333-261710) of Avenue Therapeutics, Inc. of our report dated August 31, 2022, with respect to the financial statements of Baergic Bio, Inc., which report appears in the Form 8-K of Avenue Therapeutics, Inc. dated November 8, 2022.

/s/ KPMG LLP

New York, New York

November 8, 2022